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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the following: (i) Registration Statement No. 2-92404 on Form S-8, filed July 26, 1984; (ii) Registration Statement No. 2-96593 on Form S-8, filed March 22, 1985; (iii) Registration Statement No. 33-6910 on Form S-3 filed July 7, 1986 (as amended by Amendment No. 1 filed December 19, 1986, Amendment No. 2 filed January 7, 1987, Amendment No. 3 filed December 23, 1987, and Amendment No. 4 filed August 9,
1989); (iv) Registration Statement No. 33-30300 on Form S-3 filed August 2, 1989; (v) Registration Statement No. 33-38790 on Form S-8 filed February 1, 1991; (vi) Registration Statement No. 33-40327 on Form S-3 filed May 2, 1991,
(vii) Registration Statement No. 33-41007 on Form S-8 filed June 7, 1991; (viii) Registration No. 33-64474 on Form S-3 filed June 17, 1993; (ix) Registration Statement No. 33-61183 on Form S-8 filed July 20, 1995; (x) Registration Statement No. 33-65053 on Form S-3 filed January 5, 1996; (xi) Registration Statement No. 333-34879 on Form S-3 filed August 29, 1997 (as amended by Amendment No. 1 filed October 16, 1997); (xii) Registration Statement No. 333-78037 on Form S-8 filed May 7, 1999; (xiii) Registration Statement No. 333-81173 on Form S-8 filed June 21, 1999, (xiv) Registration Statement No. 333-86879 on Form S-3 filed September 10, 1999 (as amended by Amendment No. 1 filed December 29, 1999); and (xv) Registration Statement No. 333-91865 on Form S-8 filed December 1, 1999, of GATX Financial Corporation, of our report dated January 22, 2002 with respect to the consolidated financial statements and schedule of GATX Financial Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2001.

                                          ERNST & YOUNG LLP

March 20, 2002
Chicago, Illinois

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